EXHIBIT 99.1
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[GRAPHIC OMITTED]
     OCWEN
                                                                 Ocwen Financial
                                                                  Corporation(R)
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FOR IMMEDIATE RELEASE                     FOR FURTHER INFORMATION CONTACT:
                                          William C. Erbey
                                          T: (561) 682-8520
                                          E: William.Erbey@Ocwen.com


                           OCWEN FINANCIAL CORPORATION
                       NAMES NEW CHIEF ACCOUNTING OFFICER

WEST PALM BEACH, Fla. (November 1, 2006) -- Ocwen Financial Corporation (NYSE:OCN) today announced that Robert J. Leist, Jr., the company's Senior Vice President and Chief Accounting Officer, resigned from his position as Chief Accounting Officer effective October 31, 2006 and will retire from the company at the end of January 2007. Mr. Leist has been with the company since March 1999 and will assist in the transition of his responsibilities to his successor until his retirement becomes effective on January 31, 2007.

The company also announced the hiring of Daniel C. O'Keefe as Vice President and Chief Accounting Officer effective November 1, 2006. Mr. O'Keefe has over 14 years of finance and accounting experience, including financial and controllership positions with First Data Corp., Beazer Homes USA, Inc. and RBS Lynk, Inc. Prior, he was an Audit Senior at Deloitte & Touche in Atlanta, Georgia. He obtained his BBA and MPA degrees from Georgia State University.

Ocwen Financial Corporation is a leading provider of servicing and origination processing solutions to the loan industry with headquarters in West Palm Beach, Florida, offices in, Orlando, Florida, Downers Grove, Illinois and Atlanta, Georgia and global operations in Canada, Germany, India and Taiwan. We make our clients' loans worth more by leveraging our superior processes, innovative technology and high-quality, cost-effective global human resources. Additional information is available at www.ocwen.com.